Exhibit 10.1
FIRST CITIZENS BANC CORP
AMENDED AND RESTATED
2000 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
     This is the First Citizens Banc Corp Amended and Restated 2000 Stock Option And Stock Appreciation Rights Plan (“Plan”) of First Citizens Banc Corp. (the “Corporation” or “Company”), an Ohio corporation, under which (1) Incentive Stock Options and/or Nonqualified Options to acquire shares of the Stock, and (2) Stock Appreciation Rights, may be granted from time to time to Eligible Persons of the Corporation and of any of its subsidiaries (collectively, the “Subsidiaries”, and, individually, a Subsidiary), subject to the following provisions:
ARTICLE I
DEFINITIONS
     The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.
     Board. The Board of Directors of First Citizens Banc Corp.
     Change In Control Transaction. The dissolution or liquidation of the Corporation; a reorganization, merger or consolidation of the Corporation as a result of which the outstanding securities of the class then subject to Rights hereunder are changed into or exchanged for cash or property or securities (other than securities issued by the Corporation); or a sale of all or substantially all of the assets of the Corporation to, or the acquisition of stock representing more than fifty percent (50%) of the voting power of the capital stock of the Corporation then outstanding by, another corporation, bank, other entity or person.
     Code. The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.
     Committee. The Compensation, Benefits and Liability Committee of the Board.
     Common Stock. The common stock, without par value, of the Corporation.
     Death. The date of death (as established by the relevant death certificate) of an Eligible Person who has received Rights.
     Disability. The date on which an Eligible Person who has received Rights becomes permanently and totally disabled within the meaning of Section 22 (e) (3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.
     Effective Date. The date as of which this Plan is effective, which shall be the date it is approved by the Company’s shareholders.

     Eligible Persons. Any Employee employed by the Company or a Subsidiary as a President, an Executive Vice President or a Senior Vice President and who meets the following conditions:
(1) If no Registration shall have occurred with respect to the Rights or Stock underlying the Rights granted, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.
(2) Such individual, being otherwise an Eligible Person under the foregoing items, shall have been selected by the Committee as a person to whom a Right or Rights shall be granted under the Plan.
     Employee. An individual with whom the Corporation or a Subsidiary has the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.
     Fair Market Value. With respect to the Corporation’s Common Stock, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:
(i)	if the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

(ii)	if the Common Stock was traded over-the-counter on the date in question, and was classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), National Market System (“NMS”);

(iii)	if the Common Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ for such date; and

(iv)	if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate, subject to the approval of the Board. In such case, the Committee shall maintain a written record of its method of determining Fair Market Value.
     ISO. An “incentive stock option” as defined in Section 422 of the Code.

     Just Cause Termination. A termination for cause by the Corporation or a Subsidiary of an Eligible Person’s employment.
     Nonqualified Option. Any Option granted under Article III whether designated by the Committee as a Nonqualified Option or otherwise, (other than an Option designated by the Committee as an ISO) or any Option designated as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.
     Option Agreement. The agreement between the Corporation and an Optionee with respect to Options granted to such Optionee under Article III.
     Options. ISOs and Nonqualified Options are collectively referred to herein as “Options”; provided, however, whenever reference is specifically made only to ISOs or Nonqualified Options, such reference shall be deemed to be made to the exclusion of the other.
     Plan Pool. A total of two hundred twenty-five thousand (225,000) shares of authorized, but unissued, Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.
     Registration. The registration by the Corporation under the 1933 Act and applicable state “Blue Sky” and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.
     Retirement. “Retirement” shall mean the termination of an Eligible Person’s employment under conditions which would constitute “normal retirement” or “early retirement” under any tax qualified retirement plan maintained by the Corporation or a Subsidiary except in the case of a Just Cause Termination.
     Rights. The rights to exercise, purchase or receive any one or more of the Options and SARs described herein.
     Rights Agreement. Any of an Option Agreement or a SAR Agreement.
     SAR. The right of a SAR recipient to receive cash when, as, and in the amount described in Article IV.
     SAR Agreement. The agreement between the Corporation and a SAR recipient with respect to the SAR awarded to the SAR recipient, including such terms and conditions as are necessary or appropriate under Article IV.
     SEC. The Securities and Exchange Commission.
     Stock. The shares of Common Stock in the Plan Pool available for issuance pursuant to the valid exercise of a Right or on which the cash value of a Right is to be based.

     Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation or any Subsidiary.
     Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.
     1933 Act. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
     1934 Act. The Securities Exchange Act of 1934 as amended, together with the rules and regulations promulgated thereunder.
ARTICLE II
GENERAL
SECTION 2.1. PURPOSE.
     The purpose of this Plan is to attract qualified employees in the employ of the Corporation and its Subsidiaries and motivate them to contribute to the successful performance of the Corporation and its Subsidiaries and the growth of the market value of the Corporation’s Common Stock. The Plan aims to unify the interests of such employees with those of shareholders in achieving the Corporation’s and Subsidiaries’ long-term performance objectives by providing such employees with ownership opportunities, and to retain such employees by rewarding them with potentially tax-advantageous future compensation. These objectives will be promoted through the granting of Rights to designated Eligible Persons and pursuant to the terms of this Plan.
SECTION 2.2. ADMINISTRATION.
(a)	The Plan shall be administered by the Committee. Subject to the provisions of SEC Rule 16b-3(d), the Committee may designate any officers or employees of the Corporation or any Subsidiary to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

(b)	Subject to the provisions of the Plan, the determinations and the interpretation and construction of any provision of the Plan by the Committee shall be recommended to the Board for approval, and when so approved by the Board shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion, subject to the approval by the Board:

(i)	to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

(ii)	to define the terms used in the Plan and in the Rights granted hereunder;

(iii)	to prescribe, amend and rescind the rules and regulations relating to the Plan;

(iv)	to determine the Eligible Persons to whom and the time or times at which such Rights shall be granted, the number of shares of Stock, as and when applicable, to be subject to each Right, the exercise price or other relevant purchase price or value pertaining to a Right, and the determination of leaves of absence which may be granted to Eligible Persons without constituting a termination of their employment for the purposes of the Plan; and

(v)	to make all other determinations and interpretations necessary or advisable for the administration of the Plan.
(c)	Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause the loss of the exemption under SEC Rule 16b-3 of any grant or award hereunder.

(d)	It shall be in the discretion of the Committee, subject to approval by the Board, to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Nonqualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall automatically become Nonqualified Options.

(e)	In the event Registration occurs, the Corporation shall make available to Eligible Persons receiving Rights and/or shares of Stock in connection therewith all disclosure documents required under such federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right and/or shares of Stock in connection therewith with such information about the Corporation as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Corporation and the terms and conditions of the Rights granted under this Plan.

In addition, if such Registration shall not occur, the Committee shall be responsible, subject to approval by the Board, for determining the maximum number of Eligible Persons and the suitability of particular persons to be Eligible Persons in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

(f)	In determining the Eligible Persons to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee and the Board shall take into account the nature of the services rendered by such Eligible Persons, their present and potential contributions to the success of the Corporation and/or a Subsidiary and such other factors as the Committee and the Board shall deem relevant. An Eligible Person who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan if the Committee and the Board shall so determine. If, pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of stock ownership of an Eligible Person be determined, the ownership attribution provisions set forth in Section 424(d) of the Code shall be controlling.

(g)	The granting of Rights pursuant to this Plan is in the exclusive discretion of the Board, and until the Board acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.
SECTION 2.3. STOCK AVAILABLE FOR RIGHTS.
(a)	Shares of the Stock shall be subject to, or underlying, grants of Options. The total number of shares of Stock for which, or with respect to which, Rights may be granted under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Eligible Person expires or is terminated unexercised as to any shares of Stock covered thereby, such shares thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 5.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan.

(b)	In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee, subject to approval by the Board, and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all

Rights then outstanding. No such adjustments will be required by reason of (i) the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, or (ii) the issuance of shares of Common Stock in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Corporation or any Subsidiary in connection therewith.

(c)	The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or any part of its business or assets.

(d)	No fractional shares of Stock shall be issued under this Plan for any adjustment under Section 2.3(b).
SECTION 2.4. SEVERABLE PROVISIONS.
     The Corporation intends that the provisions of each of Articles III, IV and V, in each case together with Articles I and II, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.
ARTICLE III
DISCRETIONARY GRANT OF OPTIONS
SECTION 3.1. GRANT OF OPTIONS.
(a)	The Company may grant Options to Eligible Persons as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, (ii) the approval of such grant by the Board, and (iii) the execution and delivery of an Option Agreement by the Eligible Person optionee (the “Optionee”) and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon authorization of such grant by the Committee. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

(b)	Subject to approval by the Board, the Committee shall designate Options at the time a grant is authorized as either ISOs or Nonqualified Options. In accordance with Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the “$100,000 Limitation”). If an Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Nonqualified Options.
SECTION 3.2. EXERCISE PRICE.
Subject to approval by the Board, the initial exercise price of each Option granted under this Plan (the “Exercise Price”) shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price of an ISO shall not be less than (i) the Fair Market Value of the Common Stock on the date of grant of the Option, in the case of any Eligible Person who does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (within the meaning of Section 422(b)(6) of the Code), or (ii) one hundred ten percent (110%) of such Fair Market Value in the case of any Eligible Person who owns stock in excess of such amount.
SECTION 3.3. TERMS AND CONDITIONS OF OPTIONS.
(a)	All Options must be granted within ten (10) years of the Effective Date.

(b)	The Committee, subject to approval by the Board, may grant ISOs and Nonqualified Options, either separately or jointly, to an Eligible Person.

(c)	Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.

(d)	At the discretion of the Committee, an Optionee, as a condition to the granting of an Option, must execute and deliver to the Company a confidentiality agreement approved by the Committee.

(e)	Nothing contained in Article III, any Option Agreement or in any other agreement executed in connection with the granting of an Option under this Article III will confer upon any Optionee any right with respect to the continuation of his or her status as an Employee of the Company or any of its Subsidiaries.

(f)	Except as otherwise provided herein, each Option Agreement shall specify the period or periods of time within which each Option or portion thereof will first become exercisable (the “Vesting Period”) with respect to the total number of shares of Stock acquirable thereunder.

(g)	Not less than ten (10) shares of Stock may be purchased at any one time through the exercise of an Option unless the number purchased is the total number at that time purchasable under all Options granted to the Optionee.

(h)	An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Optionee until payment in full of the Exercise Price by such Optionee for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b).

(i)	In the sole discretion of the Committee, all shares of Stock obtained pursuant to an Option which qualifies as an ISO shall be held in escrow for a period which ends on the later of (i) two (2) years from the date of the granting of the ISO or (ii) one (1) year after the issuance of such shares pursuant to the exercise of the ISO. If the foregoing applies, such shares of Stock shall be held by the Company or its designee; and the Optionee who has exercised the ISO shall have all rights of a shareholder, including, but not limited to, the rights to vote, receive dividends and sell such shares. The sole purpose of such escrow is to inform the Company of a disqualifying disposition of the shares of Stock acquired within the meaning of Section 422 of the Code, and it shall be administered solely for such purpose.
SECTION 3.4. EXERCISE OF OPTIONS.
(a)	An Optionee must be an Eligible Person at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5(b).

(b)	An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

(c)	As a condition to the issuance of the shares of Stock upon full or partial exercise of a Nonqualified Option, the Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company’s Tax Withholding Liability required in connection with such exercise.

(d)	The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company, or (ii) at the discretion of the Committee, through the delivery of shares of Stock owned by the Optionee having a Fair Market Value as of the date of delivery equal to the Exercise Price. No shares of Stock shall be delivered until full payment is made.
SECTION 3.5. TERM AND TERMINATION OF OPTION.
(a)	Subject to approval by the Board, the Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted (the “Option Period”). In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such ISO is granted. Subject to approval by the Board, the Committee may extend the expiration date or dates of an Option Period of any Nonqualified Option after such date was originally set; provided, however such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

(b)	To the extent not previously exercised, each Option will terminate upon the expiration of the Option Period specified in the Option Agreement; provided, however, that, subject to the provisions of Section 3.5(a), each Option will terminate upon the earlier of: (i) ninety (90) days after the date that the Optionee ceases to be an Eligible Person for any reason (including Death) other than by reason of Disability or a Just Cause Termination; (ii) twelve (12) months after the date that the Optionee ceases to be an Eligible Person by reason of Disability; or (iii) immediately as of the date that the Optionee ceases to be an Eligible Person by reason of a Just Cause Termination. In the event of the Optionee’s Death while an Option is outstanding, the personal representative of the Optionee’s estate or the person or persons to whom the Option is transferred pursuant to the Optionee’s Last Will and Testament or in accordance with the laws of descent and distribution shall have the right to exercise the Option within such ninety (90) day period
SECTION 3.6. CHANGE IN CONTROL TRANSACTION.
     All of the Options granted under this Article III shall become immediately exercisable in full upon the public announcement of a Change in Control Transaction, and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an “excess parachute payment” within the meaning of Section 280G of the Code). Any Option that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Options theretofore granted, or the substitution for such Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Options theretofore granted shall continue in the manner and under the terms so provided.
SECTION 3.7. RESTRICTIONS ON TRANSFER.
     An Option granted under this Article III may not be Transferred except by last will and testament or the laws of descent and distribution and, during the lifetime of the Optionee to whom it was granted, may be exercised only by such Optionee.
SECTION 3.8. STOCK CERTIFICATES.
     Certificates representing the Stock issued pursuant to the exercise of options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a “stop transfer” order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this Section 3.8 have been complied with.
SECTION 3.9. AMENDMENT AND DISCONTINUANCE.
     The Board may amend, suspend or discontinue the provisions of this Article III at any time or from time to time; provided that no action of the Board will cause ISOs granted under this Plan not to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, provided, further, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Persons or materially modify eligibility requirements for participation under this Article III. Moreover, no such action may alter or impair any Option previously granted under this Article III without the consent of the applicable Optionee.
SECTION 3.10. COMPLIANCE WITH RULE 16b-3.
     With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article III are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article III or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

ARTICLE IV
DISCRETIONARY GRANT OF STOCK
APPRECIATION RIGHTS
SECTION 4.1. GRANTS OF SARS.
(a)	The Corporation may grant SARs under this Article IV. SARs will be deemed granted only upon (i) authorization by the Committee, (ii) approval by the Board, and (iii) the execution and delivery of a SAR Agreement by the Eligible Person to whom the SARs are to be granted (the “SAR recipient”) and a duly authorized officer of the Corporation. SARs will not be deemed granted merely upon authorization by the Committee. The aggregate number of shares of Stock which shall underlie SARs granted hereunder shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under or underlying all other Rights outstanding under this Plan.

(b)	Each grant of SARs pursuant to this Article IV shall be evidenced by a SAR Agreement between the Corporation and the SAR recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV.
SECTION 4.2. TERMS AND CONDITIONS OF SARS.
(a)	All SARs must be granted within ten (10) years of the Effective Date.

(b)	Each SAR issued pursuant to this Article IV shall have an initial base value (the “Base Value”) equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR.

(c)	At the discretion of the Committee and the Board, a SAR recipient, as a condition to the granting of a SAR, must execute and deliver to the Corporation a confidentiality agreement approved by the Committee.

(d)	Nothing contained in this Article IV, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article IV will confer upon any SAR recipient any right with respect to the continuation of his or her status as an Employee of the Corporation or any of its Subsidiaries.

(e)	Except as otherwise provided herein, each SAR Agreement may specify the period or periods of time within which each SAR, or portion thereof, will first become exercisable (the “SAR Vesting Period”). Such SAR Vesting Period shall be fixed by the Committee, subject to approval by the Board, and may be accelerated or shortened by the Committee, subject to approval by the Board.

(f)	SARs relating to no less than ten (10) shares of Stock may be exercised at any one time unless the number exercised is the total number at that time exercisable under all SARs granted to the SAR recipient.

(g)	A SAR recipient shall have no rights as a shareholder of the Corporation with respect to any shares of Stock underlying such SAR. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Sections 2.3(b).
SECTION 4.3. RESTRICTIONS ON TRANSFER OF SARS.
     SARs granted under this Article IV may not be Transferred, except as provided in Section 4.7, and during the lifetime of the SAR recipient to whom it was granted, may be exercised only by such SAR recipient.
SECTION 4.4. EXERCISE OF SARS.
(a)	A SAR recipient (or his or her executors or administrators, or heirs or legatees) shall exercise a SAR by giving written notice of such exercise to the Corporation. SARs may be exercised only upon the completion of the SAR Vesting Period, if any, applicable to such SAR (the date such notice is received by the Corporation being referred to herein as the “SAR Exercise Date”).

(b)	Within thirty (30) business days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 4.4(a), the SAR recipient shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date, as such difference is reduced by the Company’s Tax Withholding Liability arising from such exercise.
SECTION 4.5. TERMINATION OF SARS.
     Subject to approval by the Board, the Committee shall determine, and each SAR Agreement shall state, the expiration date or dates of each SAR, but such expiration date shall be not later than ten (10) years after the date such SAR is granted (the “SAR Period”). Subject to approval by the Board, the Committee may extend the expiration date or dates of a SAR Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 4.5.
SECTION 4.6. CHANGE IN CONTROL TRANSACTION.
     At any time prior to the date or consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the SARs theretofore granted under this Article IV shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an excess parachute payment within the meaning of Section 280G of the Code). Any SAR that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all SARs theretofore granted, or the substitution for such SARs of grants of stock appreciation rights having comparable characteristics under a stock appreciation rights plan of a successor employer corporation or bank, or a parent or a subsidiary thereof, with appropriate adjustments, in which event the SARs theretofore granted shall continue in the manner and under the terms so provided.
SECTION 4.7. DESIGNATION OF BENEFICIARIES.
     A SAR recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR recipient under this Article IV in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR recipient and delivered to the Corporation prior to the SAR recipient’s Death. In case of the SAR recipient’s Death, the amounts to be distributed to the SAR recipient under this Article IV with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this Article IV to the designated beneficiary or beneficiaries. The amount distributable to a SAR recipient upon Death and not subject to such a designation shall be distributed to the SAR recipient’s estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article IV, the amount in question may be paid to the estate of the SAR recipient in which event the Corporation shall have no further liability to anyone with respect to such amount.
SECTION 4.8. AMENDMENT AND DISCONTINUANCE.
     The Board may amend, suspend or discontinue the provisions of this Article IV at any time or from time to time provided that no action of the Board may, without the approval of the shareholders of the Corporation materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Persons or materially modify eligibility requirements for participation under this Article IV. Moreover, no such action may alter or impair any SAR previously granted under this Article IV without the consent of the applicable SAR recipient.
SECTION 4.9. COMPLIANCE WITH RULE 16b-3.
     With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article IV are intended to comply with all applicable conditions of Rule l6b-3 or its successors under the 1934 Act. To the extent any provision of this Article IV or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

ARTICLE V
MISCELLANEOUS
SECTION 5.1. APPLICATION OF FUNDS.
     The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.
SECTION 5.2. NO OBLIGATION TO EXERCISE RIGHT.
     The granting of a Right shall impose no obligation upon the recipient to exercise such Right.
SECTION 5.3. TERM OF PLAN.
     Except as otherwise specifically provide herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.
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